AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 1, 1999
                                                      REGISTRATION NO. 333-XXXXX
=============================================+++++==============================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                      GENERAL MOTORS ACCEPTANCE CORPORATION
             A Delaware Corporation -- I.R.S. Employer No. 38-0572512

                      General Motors Acceptance Corporation
                            3044 West Grand Boulevard
                             Detroit, Michigan 48202
                                 (313-556-5000)

                                Agent For Service
                       Jerome B. Van Orman, Vice President
                      General Motors Acceptance Corporation
        3044 West Grand Boulevard, Detroit, Michigan 48202 (313-556-1508)

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable on or after the effective date of this Registration Statement.
                               __________________

      IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX.
[ ]

      IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                               ------------------

                                        CALCULATION OF REGISTRATION FEE
===============================================================================================================
TITLE OF                                            PROPOSED                PROPOSED
EACH CLASS                                          MAXIMUM                 MAXIMUM
OF SECURITIES             AMOUNT                    OFFERING                AGGREGATE              AMOUNT OF
TO BE                     TO BE                     PRICE                   OFFERING               REGISTRATION
REGISTERED                REGISTERED (1)(2)         PER UNIT                PRICE (3)              FEE

---------------------------------------------------------------------------------------------------------------

Debt Securities           $7,908,800,000            Various                 $7,908,800,000         $2,198,646
---------------------------------------------------------------------------------------------------------------
Warrants                   (2)
===============================================================================================================

Or, if any Debt Securities (a) are denominated or payable in a foreign or composite currency or currencies, such principal amount as shall result in an aggregate initial offering price equivalent to $10,000,000,000, at the time of initial offering, (b) are issued at an original issue discount, such greater principal amount as shall result in an aggregate initial offering price of $10,000,000,000, or (c) are issued with their principal amount payable at maturity to be determined with reference to a currency exchange rate or other index, such principal amount as shall result in an aggregate initial offering price of $10,000,000,000.

(1) The amount of Debt Securities and Warrants being registered, together with $2,091,200,000 remaining Debt Securities registered on March 26, 1998 (Registration No. 333-48705), represents the maximum aggregate principal amount of Securities which, on April 1, 1999, are expected to be offered for sale.

(2) Warrants may be offered and sold entitling the holder to purchase any of the Debt Securities as permitted by Rule 457(g); no registration fee is attributable to the Warrants registered hereby.

(3) Estimated solely for the purpose of determining the amount of the registration fee.

      Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this Registration Statement also relates to debt securities of the registrant remaining unissued under Registration Statement No. 333-48705.
                               ------------------

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                   Subject to Completion, Dated April 1, 1999

PROSPECTUS

                                 $10,000,000,000
                      GENERAL MOTORS ACCEPTANCE CORPORATION

              DEBT SECURITIES, WARRANTS TO PURCHASE DEBT SECURITIES

                               ------------------

      We will offer from time to time debt securities or warrants to purchase debt securities. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplemental prospectus carefully before you invest.

                               ------------------

      We reserve the sole right to accept and, together with our agents from time to time, to reject in whole or in part any proposed purchase of securities to be made directly or through any agents.

                               ------------------

      Neither the Securities Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               ------------------
______ __, 1999


      The information in this prospectus is not complete and maybe changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

      You should rely only on the information contained in or incorporated by reference in this prospectus or any accompanying supplemental prospectus. We have not authorized anyone to provide you with different information or to make any additional representations. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus and any prospectus supplement is accurate as of any date other than the date on the front of each of those documents.


                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
          Principal Executive Offices..................................      2
          Available Information .......................................      2
          Incorporation of Certain Documents by Reference .............      2
          Description of General Motors Acceptance Corporation.........      3
          Ratio of Earnings to Fixed Charges...........................      3
          Use of Proceeds..............................................      3
          Description of Debt Securities...............................      4
          Description of Warrants......................................      9
          Plan of Distribution.........................................     10
          Experts......................................................     12

      Unless the context indicates otherwise, the words "GMAC", "we", "our", "ours" and "us" refer to General Motors Acceptance Corporation.

      Any agent's commissions or dealer or underwriter's discounts in relation to the sale of securities covered by this prospectus will be set forth in the applicable prospectus supplement. The net proceeds we receive from such sale will be (a) the purchase price of the securities less such agent's commission,
(b) the purchase price of the securities, in the case of a dealer or (c) the public offering price of the securities less such underwriter's discount. There will be an additional deduction from the proceeds in the case of (a), (b) and
(c), for other attributable issuance expenses. Our aggregate proceeds from all securities sold will be the purchase price of the securities sold less the aggregate of the agents' commissions, the underwriter discounts and any other expenses of issuance and distribution.

                               ------------------

                           PRINCIPAL EXECUTIVE OFFICES

      Our principal executive offices are located at 3044 West Grand Boulevard, Detroit, Michigan 48202, and our telephone number is 313-556-5000.

                               ------------------

                              AVAILABLE INFORMATION

      We file annual, quarterly, and special reports and other information with the SEC. You may read and copy any reports or other information we file at the public reference room of the SEC located at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also inspect our filings at the following Regional Offices of the SEC located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Seven World Trade Center, Suite 1300, New York, New York 10048. You may also request copies of our documents upon payment of a duplicating fee, by writing to the SEC's Public Reference Room. You may obtain information regarding the Public Reference Room by calling the SEC at 1-800-SEC-0330. SEC filings are also available to the public from commercial document retrieval services and over the Internet at http://www.sec.gov. Reports and other information can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

      We have filed with the SEC a registration statement on Form S-3 (together with all amendments and exhibits, the "registration statement") under the Securities Act of 1933 with respect to the securities. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement. Certain parts of the registration statement are omitted from the prospectus in accordance with the rules and regulations of the SEC.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The SEC allows us to "incorporate by reference" information we file with them, which means that we can disclose important information to you by referring you to those documents, including our annual, quarterly and current reports, that are considered part of this prospectus. Information that we file later with the SEC will automatically update and supersede this information.

      We incorporate by reference the documents set forth below that we previously filed with the SEC. These documents contain important information about GMAC and its finances.

SEC FILINGS (FILE NO. 1-3754)               PERIOD
-----------------------------               ------
Annual Report on Form 10-K                  Year ended December 31, 1998
Current Report on Form 8-K                  Dated January 21, 1999

      You may request a copy of the documents incorporated by reference in this prospectus, except exhibits to such prospectus, at no cost, by writing or telephoning the office of G. E. Gross, Comptroller, at the following address and telephone number:

                      General Motors Acceptance Corporation
                            3044 West Grand Boulevard
                              Mail code 482-1x1-103
                             Detroit, Michigan 48202
                               Tel: (313) 556-1240

              DESCRIPTION OF GENERAL MOTORS ACCEPTANCE CORPORATION

      General Motors Acceptance Corporation, a wholly-owned subsidiary of General Motors Corporation, was incorporated in 1997 under the Delaware General Corporation Law. On January 1, 1998, GMAC merged with its predecessor which was originally incorporated in 1919 under the New York Banking Law relating to investment companies, and thereupon assumed all of its predecessor's assets, liabilities and obligations. Operating directly and through subsidiaries and associated companies in which we have equity investments, we offer a wide variety of automotive financial services to and through franchised General Motors dealers in many countries throughout the world. Financial services also are offered to other automobile dealerships and to the customers of those dealerships. Other financial services we offer include insurance and mortgage banking.

     Our principal businesses are:

     o to finance the acquisition by franchised General Motors dealers for resale of various new automotive and nonautomotive products manufactured by General Motors Corporation;
     o    to  acquire  from  such  dealers,   either   directly  or  indirectly,
          installment obligations covering retail sales and leases of new General Motors products as well as used units of any make;
     o    finance new products of other manufacturers;  and
     o to lease motor vehicles and certain types of capital equipment to others.

     The automotive financing industry is highly competitive. Our principal competitors are affiliated finance subsidiaries of other major manufacturers as well as a large number of banks, commercial finance companies, savings and loan associations and credit unions. Our business is influenced by our ability to offer competitive financing rates which in turn is directly affected by our access to capital markets.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                   YEARS ENDED
                                  DECEMBER 31,
                                  ------------

                            1998 1997 1996 1995 1994
                            ---- ---- ---- ---- ----
                            1.33 1.42 1.41 1.36 1.33

      The ratio of earnings to fixed charges has been computed by dividing earnings before income taxes and fixed charges by the fixed charges. This ratio includes the earnings and fixed charges of GMAC and its consolidated subsidiaries. Fixed charges consist of interest and discount and the portion of rentals for real and personal properties in an amount deemed to be representative of the interest factor.

                                 USE OF PROCEEDS

      The net proceeds from the sale of the securities will be added to the general funds of GMAC and will be available for the purchase of receivables, the making of loans or the repayment of debt. Such proceeds initially may be used to reduce short-term borrowings or invested in short-term securities.

                         DESCRIPTION OF DEBT SECURITIES

      The debt securities offered are to be issued under an Indenture dated as of July 1, 1982, as amended by:

     o    a First Supplemental Indenture dated as of April 1, 1986
     o    a Second Supplemental Indenture dated as of June 15, 1987
     o    a Third  Supplemental  Indenture  dated as of  September  30, 1996
     o    a Fourth Supplemental  Indenture dated as of January 1, 1998
     o    a Fifth Supplemental Indenture dated as of September 30, 1998 and as further amended by the Trust Indenture Reform Act of 1990 (together, the "Indenture"), between GMAC and The Bank of New York, Successor Trustee (the "Trustee"), copies of which are filed as exhibits to the registration statement. The following summaries of certain provisions of the Indenture are not complete and are subject to all provisions of the Indenture, including the definition of certain terms.

      The Indenture provides that, in addition to the debt securities being offered, additional debt securities may be issued without limitation as to aggregate principal amount, but only as authorized by GMAC's Board of Directors. (Section 2.01 of the Indenture.)

GENERAL

      Reference is made to the accompanying prospectus supplement for the following terms of the debt securities being offered:

     o    the designation of the debt securities;
     o    the aggregate principal amount of the debt securities;
     o the percentage of their principal amount at which the debt securities will be issued;
     o    the date or dates on which the debt securities will mature;
     o the rate or rates per annum, if any, at which the debt securities will bear interest;
     o    the times at which the interest  will be payable
     o the date after which the debt securities may be redeemed and the redemption price;
     o the currency or currencies in which the debt securities are issuable or payable;
     o    the exchanges on which the debt securities may be listed; and
     o    whether the debt securities shall be issued in book-entry form.

     Principal and interest, if any, will be payable, and, unless the debt securities are issued in book-entry form, the debt securities being offered will be transferable, at the principal corporate trust office of the Trustee, which at the date hereof is 101 Barclay Street, New York, New York 10286, provided that payment of interest may be made at the option of GMAC by check mailed to the address of the person entitled thereto. (Sections 2.06, 4.01, and 4.02 of the Indenture.)

      The debt securities will be unsecured and unsubordinated and will rank PARI PASSU with all other unsecured and unsubordinated obligations of GMAC (other than obligations preferred by mandatory provisions of law).

      Some of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which, at the time of issuance, is below market rates, to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such discounted debt securities will be described in the accompanying prospectus supplement.

      Debt securities will include debt securities denominated in United States dollars or, at the option of GMAC if so specified in the accompanying prospectus supplement, in any other freely transferable currency.

      If a prospectus supplement specifies that debt securities are denominated in a currency other than United States dollars, the prospectus supplement will also specify the denomination in which such debt securities will be issued and the coin or currency in which the principal, premium, if any, and interest on the debt securities, where applicable, will be payable, which may be United States dollars based upon the exchange rate for such other currency existing on or about the time a payment is due.

      If a prospectus supplement specifies that the debt securities will have a redemption option, the "Option to Elect Repurchase" constitutes an issuer tender offer under the Exchange Act. GMAC will comply with all issuer tender offer rules and regulations under the Exchange Act, including Rule 14e-1, if such redemption option is elected, including making any required filings with the Commission and the furnishing of certain information to the holders of the debt securities.

BOOK-ENTRY, DELIVERY AND FORM

      Unless otherwise indicated in the accompanying prospectus supplement, the debt securities will be issued in the form of one or more fully registered global securities (collectively, the "Global Debt Security") which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the "Depositary" or "DTC") and registered in the name of the Depositary's nominee. Except as set forth below, the Global Debt Security may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

      The Depositary has advised as follows: it is a limited-purpose trust company which was created to hold securities for its participating organizations and to facilitate the clearance and settlement of securities transactions between participants in such securities through electronic book-entry changes in accounts of its participants. Participants include:

     o securities brokers and dealers, including the underwriters named in the accompanying prospectus supplement;
     o    banks and trust companies;
     o    clearing corporations; and
     o    certain other organizations.

      Access to the Depositary's system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by the Depositary only through participants or indirect participants.

      The Depositary advises that pursuant to procedures established by it:

     o upon issuance of the debt securities by GMAC, the Depositary will credit the account of participants designated by the underwriters with the principal amounts of the debt securities purchased by the underwriters and;

     o ownership of beneficial interests in the Global Debt Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary (with respect to participants' interests), the participants and the indirect participants (with respect to the owners of beneficial interests in the Global Debt Security).

      The laws of some states require that certain persons take physical delivery in definitive form of securities which they own. Consequently, the ability to transfer beneficial interests in the Global Debt Security is limited to such extent.

      As long as the Depositary's nominee is the registered owner of the Global Debt Security, such nominee for all purposes will be considered the sole owner or holder of the debt securities under the Indenture. Except as provided below, owners of beneficial interests in the Global Debt Security will not:

     o be entitled to have any of the debt securities registered in their names,
     o receive or be entitled to receive physical delivery of the debt securities in definitive form, or
     o    be considered the owners or holders thereof under the Indenture.

      Neither GMAC, the Trustee, any Paying Agent nor the Depositary will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Debt Security, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      Principal and interest payments on the debt securities registered in the name of the Depositary's nominee will be made by the Trustee to the Depositary's nominee as the registered owner of the Global Debt Security. Under the terms of the Indenture, GMAC and the Trustee will treat the persons in whose names the debt securities are registered as the owners of the debt securities for the purpose of receiving payment of principal and interest on the debt securities and for all other purposes whatsoever. Therefore, neither GMAC, the Trustee nor any Paying Agent has any direct responsibility or liability for the payment of principal or interest on the debt securities to owners of beneficial interests in the Global Debt Security. The Depositary has advised GMAC and the Trustee that its present practice is, upon receipt of any payment of principal or interest, to immediately credit the accounts of the Participants with such payment in amounts proportionate to their respective holdings in principal amount of beneficial interests in the Global Debt Security as shown on the records of the Depositary. Payments by participants and indirect participants to owners of beneficial interests in the Global Debt Security will be the responsibility of such participants and indirect participants and will be governed by their standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name".

      If the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by GMAC within 90 days, GMAC will issue debt securities in definitive form in exchange for the Global Debt Security. In addition, GMAC may at any time determine not to have the debt securities represented by the Global Debt Security and, in such event, will issue debt securities in definitive form in exchange for the Global Debt Security. In either instance, an owner of a beneficial interest in a Global Debt Security will be entitled to have debt securities equal in principal amount to the beneficial interest registered in its name and will be entitled to physical delivery of the debt securities in definitive form. Debt securities so issued in definitive form will be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form only, without coupons. No service charge will be made for any transfer or exchange of the debt securities, but GMAC may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 2.06 of the Indenture.)

     DTC has advised GMAC that management of DTC is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, or after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions, including principal and income payments, to securityholders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which, DTC has advised the Industry, is expected to be completed within appropriate time frames.

      However, DTC's ability to properly perform its services is also dependent upon other parties, including, but not limited to, issuers and their agents, as well as DTC's participants and indirect participants and third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (a) impress upon them the importance of such services being "Year 2000" compliant; and (b) determine the extent of their efforts for "Year 2000" remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate. According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

CERTAIN COVENANTS AS TO LIENS

      The only financial covenant applicable to the debt securities is that described below. That covenant requires that the debt securities be equally and ratably secured in the circumstances described therein but has no special application merely by virtue of the occurrence of any transaction or series of transactions resulting in material changes in GMAC's debt-to-equity ratio.

      The debt securities are not secured by mortgage, pledge or other lien. GMAC will covenant in the debt securities that so long as any of the debt securities remain outstanding, it will not pledge or otherwise subject to any lien any of its property or assets unless the debt securities are secured by such pledge or lien equally and ratably with any and all other obligations and indebtedness secured thereby so long as any such other obligations and indebtedness shall be so secured. Such covenant does not apply to:

     o the pledge of any assets to secure any financing by GMAC of the exporting of goods to or between, or the marketing thereof in, foreign countries (other than Canada), in connection with which GMAC reserves the right, in accordance with customary and established banking practice, to deposit, or otherwise subject to a lien, cash, securities or receivables, for the purpose of securing banking accommodations or as the basis for the issuance of bankers' acceptances or in aid of other similar borrowing arrangements;

     o the pledge of receivables payable in foreign currencies (other than Canadian dollars) to secure borrowings in foreign countries (other than Canada);

     o any deposit of assets of GMAC with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of, any bond on appeal by GMAC from any judgment or decree against it, or in connection with other proceedings in actions at law or in equity by or against GMAC;

     o any lien or charge on any property, tangible or intangible, real or personal, existing at the time of acquisition of such property (including acquisition through merger or consolidation) or given to secure the payment of all or any part of the purchase price thereof or to secure any indebtedness incurred prior to, at the time of, or within 60 days after, the acquisition thereof for the purpose of financing all or any part of the purchase price thereof; and

     o any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien, charge or pledge referred to in the foregoing four clauses of this paragraph; provided, however, that the amount of any and all obligations and indebtedness secured thereby shall not exceed the amount thereof so secured immediately prior to the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the charge or lien so extended, renewed or replaced (plus improvements on such property). (Section 4.03 of the Indenture.)

MODIFICATION OF THE INDENTURE

      The Indenture contains provisions permitting GMAC and the Trustee to modify or amend the Indenture or any supplemental indenture or the rights of the holders of the debt securities issued thereunder, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the debt securities of all series at the time outstanding under such Indenture which are affected by such modification or amendment, voting as one class, provided that no such modification shall:

     o extend the fixed maturity of any debt securities, or reduce the principal amount thereof, or premium, if any, or reduce the rate or extend the time of payment of interest thereon, without the consent of the holder of each debt security so affected, or

     o reduce the aforesaid percentage of debt securities, the consent of the holders of which is required for any such modification, without the consent of the holders of all debt securities then outstanding under the Indenture. (Section 10.02 of the Indenture.)

EVENTS OF DEFAULT

      An Event of Default with respect to any series of debt securities issued subject to the Indenture is defined in the Indenture as being:

     o default in payment of any principal or premium, if any, on such series;
     o    default for 30 days in payment of any interest on such series;
     o default for 30 days after notice in performance of any other covenant in the Indenture; or
     o    certain events of bankruptcy,  insolvency or reorganization.  (Section
          6.01 of the Indenture.)

      No Event of Default with respect to a particular series of debt securities issued under the Indenture necessarily constitutes an Event of Default with respect to any other series of debt securities issued thereunder. In case an Event of Default as set out in the first, second and third items listed above shall occur and be continuing with respect to any series, the Trustee or the holders of not less than 25% in aggregate principal amount of debt securities of each such series then outstanding may declare the principal, or, in the case of discounted debt securities, the amount specified in the terms thereof, of such series to be due and payable. In case an Event of Default as set out in the fourth item listed above shall occur and be continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of all the debt securities then outstanding, voting as one class, may declare the principal, or, in the case of discounted debt securities, the amount specified in the terms thereof, of all outstanding debt securities to be due and payable. Any Event of Default with respect to a particular series of debt securities may be waived by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, or of all the outstanding debt securities, as the case may be, except in a case of failure to pay principal or premium, if any, or interest on such debt security for which payment had not been subsequently made. (Section 6.01 of the Indenture.) GMAC is required to file with the Trustee annually an Officers' Certificate as to the absence of certain defaults under the terms of the Indenture. (Section 4.05 of the Indenture.) The Indenture provides that the Trustee may withhold notice to the securityholders of any default, except in payment of principal, premium, if any, or interest, if it considers it in the interest of the securityholders to do so. (Section 6.07 of the Indenture.)

      Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the securityholders, unless such securityholders shall have offered to the Trustee reasonable indemnity or security. (Sections 7.01 and 7.02 of the Indenture.)

      Subject to such provisions for the indemnification of the Trustee and to certain other limitations, the holders of a majority in principal amount of the debt securities of each series affected, with each series voting as a separate class, at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee. (Section 6.06 of the Indenture.)

CONCERNING THE TRUSTEE

      The Bank of New York is the Successor Trustee under the Indenture. It is also Successor Trustee under various other indentures covering outstanding notes and debentures of GMAC. The Bank of New York and its affiliates act as depository for funds of, make loans to, act as trustee and perform certain other services for, GMAC and certain of its affiliates in the normal course of its business. As trustee of various trusts, it has purchased securities of GMAC and certain of its affiliates.

                             DESCRIPTION OF WARRANTS

GENERAL

      The following statements with respect to the warrants are summaries of the detailed provisions of one or more separate warrant agreements (each a "Warrant Agreement") between GMAC and a banking institution organized under the laws of the United States or one of the states thereof (each a "Warrant Agent"), a form of which is filed as an exhibit to the registration statement. Wherever particular provisions of the Warrant Agreement or terms defined therein are referred to, such provisions or definitions are incorporated by reference as a part of the statements made, and the statements are qualified in their entirety by such reference.

      The warrants will be evidenced by warrant certificates (the "Warrant Certificates") and, except as otherwise specified in the prospectus supplement accompanying this prospectus, may be traded separately from any debt securities with which they may be issued. Warrant Certificates may be exchanged for new Warrant Certificates of different denominations at the office of the Warrant Agent. The holder of a warrant does not have any of the rights of a holder of a debt security in respect of, and is not entitled to any payments on, any debt securities issuable, but not yet issued, upon exercise of the warrants.

      The warrants may be issued in one or more series, and reference is made to the prospectus supplement accompanying this prospectus relating to the particular series of warrants, if any, offered thereby for the terms of, and other information with respect to, such warrants, including:

     o    the title and the aggregate number of warrants;
     o    the debt securities for which each warrant is exercisable;
     o    the date or dates on which the warrants will expire;
     o    the price or prices at which the warrants are exercisable;
     o    the currency or currencies in which the warrants are exercisable;
     o the periods during which and places at which the warrants are exercisable;
     o    the terms of any mandatory or optional call provisions;
     o the price or prices, if any, at which the warrants may be redeemed at the option of the holder or will be redeemed upon expiration;
     o    the identity of the Warrant Agent;
     o    the exchanges, if any, on which the warrants may be listed; and
     o    whether the Warrants shall be issued in book-entry form.

EXERCISE OF WARRANTS

      Warrants may be exercised by payment to the Warrant Agent of the exercise price, in each case in such currency or currencies as are specified in the warrant, and by communicating to the Warrant Agent the identity of the warrantholder and the number of warrants to be exercised. Upon receipt of payment and the Warrant Certificate properly completed and duly executed, at the office of the Warrant Agent, the Warrant Agent will, as soon as practicable, arrange for the issuance of the applicable debt securities, the form of which shall be set forth in the prospectus supplement. If less than all of the warrants evidenced by a Warrant Certificate are exercised, a new Warrant Certificate will be issued for the remaining amounts of Warrants.

                              PLAN OF DISTRIBUTION

      GMAC may sell the securities being offered in four ways:

     o    directly to purchasers,
     o    through agents,
     o    through underwriters, and
     o    through dealers.

      Offers to purchase securities may be solicited directly by GMAC or by agents designated by GMAC from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by GMAC to such agent set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment, which is ordinarily five business days or less. Agents may be entitled under agreements which may be entered into with GMAC to indemnification by GMAC against certain civil liabilities, including liabilities under the Securities Act of 1933, and may be customers of, engage in transactions with or perform services for GMAC in the ordinary course of business.

      If an underwriter or underwriters are utilized in the sale, GMAC will enter into an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by GMAC against certain liabilities, including liabilities under the Securities Act of 1933. Among others, one or more of the following firms may act as managing underwriter(s) with respect to the offering of the securities:

      o Bear, Stearns & Co. Inc.            o J.P. Morgan Securities Inc.
      o Lehman Brothers                     o Morgan Stanley Dean Witter
      o Lehman Brothers Inc.                o Morgan Stanley & Co. Incorporated
      o Merrill Lynch & Co.                 o Salomon Smith Barney
      o Merrill Lynch, Pierce,              o Salomon Brothers Inc
        Fenner & Smith Incorporated         o Warburg Dillon Read LLC
      o J.P. Morgan & Co.

      If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, GMAC will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Dealers may be entitled to indemnification by GMAC against certain liabilities, including liabilities under the Securities Act of 1933.

      If so indicated in the prospectus supplement, GMAC will authorize agents and underwriters to solicit offers by certain institutions to purchase securities from GMAC at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each delayed delivery contract will be for an amount not less than, and unless GMAC otherwise agrees the aggregate principal amount of securities sold pursuant to delayed delivery contracts shall be not less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be made include:

     o    commercial and savings banks,
     o    insurance companies,
     o    pension funds,
     o    investment companies,
     o    educational and charitable institutions, and
     o    other institutions.

      All delayed delivery contracts are subject to the approval of GMAC. Delayed delivery contracts will not be subject to any conditions except that the purchase by an institution of the securities covered by its delayed delivery contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the prospectus supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to contracts accepted by GMAC.

      The place and time of delivery for the securities in respect of which this prospectus is delivered are set forth in the accompanying prospectus supplement.

    In connection with the sale of the securities, certain of the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters may overallot the offering, creating a short position. In addition, the underwriters may bid for, and purchase, the securities in the open market to cover short positions or to stabilize the price of the securities. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters will not be required to engage in these activities, and may end any of these activities at any time.

                                     EXPERTS

      The consolidated financial statements incorporated in this prospectus by reference from GMAC's Annual Report on Form 10-K for the year ended December 31, 1998 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                               ------------------







                             GMAC FINANCIAL SERVICES

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth the estimated expenses to be incurred in connection with the offering described in the registration statement:

     Securities and Exchange Commission registration fee........      $2,198,646
     Blue Sky filing and counsel fees...........................          25,000
     Fees and expenses of Trustee...............................           5,000
     Printing Registration Statement, Prospectus
         and other documents....................................          40,000
     Accountants' fees .........................................          15,000
     Rating Agencies' fees .....................................         150,000
     Miscellaneous expenses.....................................          70,154
                                                                      ----------
         Total..................................................      $2,503,800
                                                                      ==========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Under Section 145 of the Delaware Corporation Law, GMAC is empowered to indemnify its directors and officers in the circumstances therein provided.

      GMAC's Certificate of Incorporation, as amended, provides that no director shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

     o for any breach of the director's duty of loyalty to GMAC or its stockholders;
     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
     o under Section 174, or any successor provision thereto, of the Delaware Corporation Law; or
     o for any transaction from which the director derived an improper personal benefit.

      Under Article VI of its By-Laws, GMAC shall indemnify and advance expenses to every director and officer (and to such person's heirs, executors, administrators or other legal representatives) in the manner and to the full extent permitted by applicable law as it presently exists, or may hereafter be amended, against any and all amounts (including judgments, fines, payments in settlement, attorneys' fees and other expenses) reasonably incurred by or on behalf of such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), in which such director or officer was or is made or is threatened to be made a party or is otherwise involved by reason of the fact that such person is or was a director or officer of GMAC, or is or was serving at the request of GMAC as a director, officer, employee, fiduciary or member of any other corporation, partnership, joint venture, trust, organization or other enterprise. GMAC shall not be required to indemnify a person in connection with a proceeding initiated by such person if the proceeding was not authorized by the Board of Directors of GMAC. GMAC shall pay the expenses of directors and officers incurred in defending any proceeding in advance of its final disposition ("advancement of expenses"); provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under Article VI of the By-Laws or otherwise. If a claim for indemnification or advancement of expenses by an officer or director under
Article VI of the By-Laws is not paid in full within ninety days after a written claim therefor has been received by GMAC, the claimant may file suit to recover the unpaid amount of such claim, and if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Company shall have the burden of proving that the claimant was not entitled to the requested indemnification or advancement of expenses under applicable law. The rights conferred on any person by Article VI of the By-Laws shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of GMAC's Certificate of Incorporation or By-Laws, agreement, vote of stockholders or disinterested directors or otherwise. GMAC's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another corporation, partnership, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, organization or other enterprise.

      As a subsidiary of General Motors Corporation, GMAC is insured against liabilities which it may incur by reason of the foregoing provisions of the Delaware General Corporation Law and directors and officers of GMAC are insured against some liabilities which might arise out of their employment and not be subject to indemnification under said General Corporation Law.

      Pursuant to resolutions adopted by the Board of Directors of General Motors Corporation, that company to the fullest extent permissible under law will indemnify, and has purchased insurance on behalf of, directors or officers of GMAC, or any of them, who incur or are threatened with personal liability, including expenses, under the Employee Retirement Income Security Act of 1974 or any amendatory or comparable legislation or regulation thereunder.

ITEM 16.  EXHIBITS.

          *1(a)     Form of  Underwriting  Agreement  (including form of Delayed
                    Delivery Contract).
          *1(b)     Form of Purchase Agreement.
          *1(c)     Form of Selling Agent Agreement.
          *4(a)     Form of Indenture, dated as of  July 1, 1982,  between  GMAC and Morgan Guaranty Trust Company of New York, Trustee.
          *4(b)     Form of Note.
          *4(c)     Form of Debenture.
          *4(d)     Form of Discount Security.
          *4(e)     Form of Zero Coupon Security.
          *4(f)     Form of Extendible Note.
           4(g)     First Supplemental Indenture,  dated as of  April  1,  1986, between the Company and Morgan Guaranty Trust Company of New
                    York,  Trustee, incorporated  by reference  to  Registration
                    Statement No. 33-4653.
           4(h)     Second  Supplemental Indenture, dated as of June  15,  1987, between the Company and Morgan Guaranty Trust Company of New
                    York,  Trustee, incorporated  by reference  to  Registration
                    Statement No. 33-15236.
           4(i)     Third Supplemental  Indenture,  dated as  of  September  30,
                    1996,  between  the  Company  and  The  Bank  of  New  York,
                    Successor Trustee, incorporated by reference to Registration
                    Statement No. 333-33183.

           4(j)     Fourth Supplemental Indenture,  dated as of January 1, 1998, between  GMAC and The Bank of New  York, Successor  Trustee, incorporated  by reference  to  Registration  Statement  No.
                    333-48705.
           4(k)     Fifth  Supplemental  Indenture,  dated as of  September  30,
                    1998,  between  GMAC  and The  Bank of New  York,  Successor
                    Trustee.
         **4(l)     Form of Warrant Agreement.
           4(m)     Form of Warrant Certificate included in Exhibit 4(l).
         **4(n)     Form of Global Note.
           5        Opinion and Consent of Martin I.  Darvick,  Esq.,  Assistant
                    General Counsel of the Company.
          12        Calculation of Ratio of Earnings to Fixed Charges.
          23(a)     Consent of Deloitte & Touche LLP.
          23(b)     Consent of Counsel included in Exhibit 5.
          25        Form T-1 Statement of Eligibility  under the Trust Indenture
                    Act of 1939 of The Bank of New York.
          99        Underwriter  representations  of compliance with Rule 15c2-8 under the Securities  Exchange Act of 1934, as amended.

--------

* Incorporated by reference to Exhibits 1(a) through 4(f), respectively, to Registration Statement No. 2-75115.
** Incorporated by reference to Exhibits 4(l) and 4(n), respectively, to Registration Statement No. 33-29261.

ITEM 17.  UNDERTAKINGS.

   (a) The undersigned registrant hereby undertakes:

     (1) To file,  during any period in which  offers or sales are being made of
the  securities   registered   hereby,  a   post-effective   amendment  to  this
registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act , each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors and officers of GMAC pursuant to the provisions discussed in Item 15 above, or otherwise, GMAC has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by GMAC of expenses incurred or paid by a director or officer of GMAC in the successful defense of any action, suit or proceeding) is asserted by such director or officer in connection with the securities being registered, GMAC will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act , the registrant, General Motors Acceptance Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, and State of Michigan, on the 1st day of April, 1999.

                                        General Motors Acceptance Corporation

                                        s/    J. Michael Losh
                                        ----------------------------------------
                                        (J. Michael Losh, Chairman of the Board)


      Pursuant to the requirements  of the  Securities  Act , this  Registration
Statement  has been  signed on April 1,   1999 by the  following  persons in the
capacities indicated.
         SIGNATURE                                     TITLE
         ---------                                     -----

s/ J. Michael Losh
--------------------------
(J. Michael Losh)                                Chairman of the Board
                                                 and Director

s/ John D. Finnegan
--------------------------
(John D. Finnegan)                               President and Director


s/ William F. Muir
--------------------------
(William F. Muir)                                Executive Vice President, Chief
                                                 Financial Officer and Director

s/ Gerald E. Gross
--------------------------
(Gerald E. Gross)                                Comptroller
                                                 (Chief Accounting Officer)

s/ John G. Blahnik
--------------------------
(John G. Blahnik)                                Director


s/ Richard J. S. Clout
--------------------------
(Richard J. S. Clout)                            Executive Vice
                                                 President and Director
s/ Eric A. Feldstein
--------------------------
(Eric A. Feldstein)                              Director


s/ John E. Gibson
--------------------------
(John E. Gibson)                                 Executive Vice
                                                 President and Director

s/ Harry J. Pearce
--------------------------
(Harry J. Pearce)                                Director


s/ W. Allen Reed
--------------------------
(W. Allen Reed)                                  Director


s/ John F. Smith, Jr.
--------------------------
(John F. Smith, Jr.)                             Director


s/ G. Richard Wagoner, Jr.
--------------------------
(G. Richard Wagoner, Jr.                         Director


s/ Ronald L. Zarrella
---------------------------
(Ronald L. Zarrella)                             Director

                                  EXHIBIT INDEX

    EXHIBIT
    NUMBER        EXHIBIT
        *1(a)     Form  of  Underwriting  Agreement  (including  form of Delayed
                  Delivery Contract).
        *1(b)     Form of Purchase Agreement.
        *1(c)     Form of Selling Agent Agreement.
        *4(a)     Form of  Indenture,  dated  as of July 1,  1982,  between  the
                  Company  and  Morgan  Guaranty  Trust  Company  of  New  York,
                  Trustee.
        *4(b)     Form of Note.
        *4(c)     Form of Debenture.
        *4(d)     Form of Discount Security.
        *4(e)     Form of Zero Coupon Security.
        *4(f)     Form of Extendible Note.
         4(g)     First  Supplemental  Indenture,  dated as of  April  1,  1986, between the Company and Morgan  Guaranty  Trust Company of New
                  York,  Trustee,  incorporated  by  reference  to  Registration
                  Statement No. 33-4653.
         4(h)     Second  Supplemental  Indenture,  dated as of June  15,  1987, between the Company and Morgan  Guaranty  Trust Company of New
                  York,  Trustee,  incorporated  by  reference  to  Registration
                  Statement No. 33-15236.
         4(i)     Third Supplemental Indenture,  dated as of September 30, 1996, between  the  Company  and  The  Bank of New  York,  Successor
                  Trustee, incorporated by reference to  Registration  Statement
                  No. 333-33183.
         4(j)     Fourth  Supplemental  Indenture,  dated as of January 1, 1998, between  the  Company  and  The  Bank of New  York,  Successor
                  Trustee, incorporated by reference to  Registration  Statement
                  No. 333-48705.
         4(k)     Fifth Supplemental Indenture,  dated as of September 30, 1998, between  the  Company  and  The  Bank of New  York,  Successor
                  Trustee.
       **4(l)     Form of Warrant Agreement.
         4(m)     Form of Warrant Certificate included in Exhibit 4(l).
       **4(n)     Form of Global Note.
         5        Opinion  and  Consent   of  Martin I. Darvick, Esq., Assistant
                  General Counsel of the Company.
        12        Calculation of Ratio of Earnings to Fixed Charges.
        23(a)     Consent of Deloitte & Touche LLP.
        23(b)     Consent of Counsel included in Exhibit 5.
        25        Form T-1 Statement of  Eligibility  under the Trust  Indenture
                  Act of 1939  of The  Bank  of  New  York.
        99        Underwriter  representations  of compliance   with Rule 15c2-8
                  under the Securities  Exchange Act of 1934, as amended.

--------

      * Incorporated by reference to Exhibits 1(a) through 4(f), respectively, to Registration Statement No. 2-75115.
      ** Incorporated by reference to Exhibits 4(l) and 4(n), respectively, to Registration Statement No. 33-29261.